8-K/A2NASD00007991977*egfjua12/31/992Harvey@Intersphere.com
COVER
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:

March 12, 2001

Commission File Number: 33-764-C

INTERACTIVE GAMING & COMMUNICATIONS CORP.

(Exact name of Registrant as specified in its charter)

Delaware		23-2838676

 (State of Incorporation) (I.R.S. ID Number)

1220 Valley Forge Rd

Valley Forge, PA 19462

Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (610)-917-
3831

Securities registered pursuant to Section 12 (g) of the Act:

Common Stock, par value $.001 per share

Title of each class Name of each exchange on which registered

Common Stock NASDAQ Bulletin Board

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange
      Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been
      subject to such filing requirements for the past 90 days.
			(1)Yes X No __

			(2)Yes X_ No __

Item 5. Other Events

The Registrant announces that as of February 26,2001 it has entered into a formal Letter of Intent with Global Interactive Direct Inc. a Delaware corporation, with its principle place of business in Valley
Forge, PA.
      Global Interactive Direct is an established development and marketing organization. The company's management brings over
      100 years of experience in both traditional and online marketing and sales of products and professional services.


The letter of intent is subject to a formal agreement to be entered into by the parties within 90 days of the signing of the Letter of Intent. The intent of the agreement calls for the sale of PlayForFun, Inc. e, www.playforfun.com and the exclusive marketing rights and software licensing of the ToteMaster
      Pari-Mutuel totalization system to Global Interactive
Direct for the sum of
      $2,500,000.00 in stock, cash and note plus interest payable over 3 years.

The Letter of Intent calls for the formal agreement to provide for
       Interactive Gaming & Communications Corp to receive 9.9% of the stock in Global Interactive Direct, which the company values at $500,000.00. Interactive Gaming & Communications Corp will take back a note from Global Interactive in the amount of $2,000,000.00 payable over three years plus interest.
Global Interactive
      will make payments on the note out of the proceeds from a private placement memorandum offering made by Global Interactive
Direct.
      The initial $200,000 deposit on the IGC note will come from the Global offering.

	Revenue from PlayForFun, which will be derived from advertising on the site, will be split 50/50 in Joint Revenue Sharing agreement in accordance with the terms of the Agreement. Ongoing royalties from revenues, generated from the licensing of the software to licensed
Pari-Mutuel
      and Off Track Betting operators, are called for in relation to the
      ToteMaster Pari-mutuel software.



SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 13, 2001

Interactive Gaming & Communications Corp.


Lawrence E. Hirsch
CEO and President